Exhibit 99.1 Press Release
Penske Automotive Group, Inc., 2555 Telegraph Rd. Bloomfield Hills, MI 48302

FOR IMMEDIATE RELEASE

Penske Automotive Group Announces

Repayment of $300 Million Senior Subordinated Notes due 2020 and

Refinancing of $550 Million of Senior Subordinated Notes due 2022

BLOOMFIELD HILLS, MI, August 20, 2020 – Penske Automotive Group, Inc., (NYSE:PAG) a diversified international transportation services company, today announced that the Company has repaid in full at scheduled maturity its $300 million Senior Subordinated Notes (the “2020 Notes”) due August 15, 2020. The 2020 Notes were repaid using availability under the Company’s U.S. revolving credit facility, leaving the Company with over $800 million in available liquidity under its revolving credit facilities. The Company also completed the issuance of $550 million aggregate principal amount of 3.5% Senior Subordinated Notes due 2025 which the Company intends to use to redeem its $550 million 5.75% Senior Subordinated Notes due 2022 (the “2022 Notes”) on October 1, 2020.

Commenting on the repayment, Chair and Chief Executive Roger Penske said, “Our diversified transportation services model continues to generate significant cash flow, providing us with the opportunity to repay the 2020 Notes while funding our future growth and acquisition plans. I am also pleased to be able to refinance our existing 2022 Notes at today’s attractive rates.”

About Penske Automotive

Penske Automotive Group, Inc., (NYSE: PAG) headquartered in Bloomfield Hills, Michigan, is an international transportation services company that operates automotive and commercial truck dealerships principally in the United States, the United Kingdom, Canada, and Western Europe, and distributes commercial vehicles, diesel engines, gas engines, power systems and related parts and services principally in Australia and New Zealand. PAG is a member of the Fortune 500 and Russell 1000 indexes and is ranked among the World’s Most Admired Companies by Fortune Magazine. For additional information, visit the company’s website at www.penskeautomotive.com.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s liquidity. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: the duration, severity and resolution of the COVID-19 pandemic, economic conditions generally, conditions in the credit markets, changes in interest rates and foreign currency exchange rates, changes in tariff rates, adverse impacts related to the outcome of the United Kingdom’s departure from the European Union, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to limited vehicle availability due to the COVID-19 pandemic, Worldwide Light Vehicle Testing Protocol and Real Driving Emissions, natural disasters, recall or other disruptions that interrupt the supply of vehicles or parts to us, changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group’s business, markets, conditions and other uncertainties, which could affect Penske Automotive Group’s future performance. These risks and uncertainties are addressed in Penske Automotive Group’s Form 10-K for the year ended December 31, 2019 and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

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Inquiries should contact:

248-648-2810 jcarlson@penskeautomotive.com	248-648-2540 tpordon@penskeautomotive.com
J. D. Carlson Executive Vice President and Chief Financial Officer 248-648-2810 jcarlson@penskeautomotive.com	Anthony R. Pordon Executive Vice President Investor Relations and Corporate Development 248-648-2540 tpordon@penskeautomotive.com

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